UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2010

BANK OF FLORIDA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-50091	59-3535315
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida	34110
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number:    (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.

On February 3, 2010, Bank of Florida Corporation (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it had regained compliance with Marketplace Rule 5450(a)(1) (the “Bid Price Rule”) because the closing bid price per share of its common stock had been above $1.00 per share for 10 consecutive business days. The Company’s common stock will continue to trade on the Nasdaq Global Market under the symbol “BOFL.” A copy of the letter is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On January 12, 2010, the Company issued a press release describing the letter from Nasdaq dated February 3, 2010. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1	Letter from The Nasdaq Stock Market dated February 3, 2010.
99.2	Press Release dated January 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bank of Florida Corporation
(Registrant)
Date:	February 3, 2010

/s/ Tracy L. Keegan
Tracy L. Keegan
Chief Financial Officer & Executive Vice President